As filed with the Securities and Exchange Commission on August 16, 2002

Registration No. 333-________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Good Times Restaurants Inc.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation or organization)

84-1133368

(I.R.S. Employer Identification No.)

601 Corporate Circle, Golden, Colorado 80401

(Address of Principal Executive Offices) (Zip Code)

2001 Stock Option Plan

(Full title of the plan)

Boyd E. Hoback

President and Chief Executive Officer

Good Times Restaurants Inc.

601 Corporate Circle

Golden, Colorado 80401

(Name and address of agent for service)

(303) 384-1400

(Telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, $.001 par value	150,000 shares	$3.17(1)	$475,500(1)	$43.75(2)

  Solely for the purpose of computing the registration fee in accordance with Rule 457(h), the offering price shown is based on the average of the high ($3.25) and low ($3.081) prices for the registrant's common stock as reported on the Nasdaq SmallCap Market on August 13, 2002.

(2) Calculated under Section 6(b) of the Securities Act as .000092 of $475,500.

Part I Information Required in the Section 10(a) Prospectus

Documents containing the information specified in Part I will be sent or given to participants in the 2001 Stock Option Plan of Good Times Restaurants Inc. as specified by Rule 428(b)(1) under the Securities Act of 1933. Those documents and the documents incorporated by reference in this registration statement pursuant to Item 3 of Part II hereof, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

Part II Information Required in the Registration Statement

Item 3. Incorporation of Documents by Reference.

The following documents filed by the registrant with the Securities and Exchange Commission are incorporated by reference in this registration statement:

(1) The registrant's Annual Report on Form 10-KSB for the year ended September 30, 2001;

(2) The registrant's Quarterly Reports on Form 10-QSB for the quarterly periods ended December 31, 2001, March 31, 2002 and June 30, 2002;

(3) The registrant's Current Report on Form 8-K filed on November 15, 2001; and

(4) The description of the registrant's common stock, par value $.001, contained in the registrant's Registration Statement on Form 8-A filed on May 14, 1990, including any further amendments or reports filed for the purpose of updating such description.

All documents filed by the registrant subsequent to the date of this registration statement pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment hereto which indicates that all securities offered hereby have been sold or which deregisters any securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

Any statement contained herein or in a document incorporated by reference in this registration statement shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein, or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein, modifies and supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

The registrant is a Nevada corporation. Nevada General Corporation Law contains provisions for the indemnification and insurance of directors, officers, employees and agents of a Nevada corporation against liabilities which they may incur in their capacities as such. Those provisions have the following general effects:

(a) Under Subsection 1 of Section 78.7502 of the Nevada General Corporation Law, a Nevada corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, except an action by or in the right of the corporation, because the person is or was a director, officer, employee or agent of the corporation, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with the action, suit or proceeding if he (i) is not liable to the corporation or its stockholders under Section 78.138 of the Nevada General Corporation Law, or (ii) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Section 78.138 provides that, with certain exceptions, a director or officer is not individually liable to the corporation or its stockholders for any damages as a result of any act or failure to act in his capacity as a director or officer unless it is proven that (i) his act or failure to act constituted a breach of his fiduciary duties as a director or officer, and (ii) his breach of those duties involved intentional misconduct, fraud or a knowing violation of law.

(b) Under Subsection 2 of Section 78.7502, a Nevada corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor because the person is or was a director, officer, employee or agent of the corporation, against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred in connection with the defense or settlement of the action or suit if he (i) is not liable to the corporation or its stockholders under Section 78.138, or (ii) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made for any claim, issue or matter as to which such person has been adjudged by a court to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which such action or suit was brought determines that, despite the adjudication of liability, such person is fairly and reasonably entitled to indemnification for such expenses as the court deems proper.

(c) Under Subsection 3 of Section 78.7502, a Nevada corporation must indemnify a director, officer, employee or agent to the extent that he has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to above, or in defense of any claim, issue or matter therein, against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense.

(d) Under Section 78.752, a Nevada corporation may purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the corporation against liability asserted against or incurred by the person in that capacity or arising from his or her status as a director, officer, employee or agent, whether or not the corporation has the authority to indemnify him against such liability and expenses.

Article IX of the registrant's articles of incorporation provides as follows:

The Corporation shall indemnify all officers, directors and agents of the Corporation to the fullest extent permitted by Nevada law, as the same exists or may hereafter be amended. Such indemnification shall include, but not be limited to, indemnification against monetary damages for breach of fiduciary duty.

In addition, Article IX of the registrant's bylaws contains detailed provisions which have the general effect of providing for indemnification of directors and officers to the fullest extent permitted by Nevada law. The bylaws also provide that the board of directors may direct that the registrant purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the registrant.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

The following exhibits are furnished as part of this registration statement:

Exhibit No.	Description
5.1	Opinion of Ballard Spahr Andrews & Ingersoll, LLP
23.1	Consent of Hein + Associates LLP, Independent Accountants
23.2	Consent of Ballard Spahr Andrews & Ingersoll, LLP (included in Exhibit 5.1)
24.1	Power of Attorney (included on signature page hereof)
99.1	2001 Stock Option Plan

Item 9. Undertakings.

(a) Rule 415 Offering. The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) Filings incorporating subsequent Exchange Act documents. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Filing of registration statement on Form S-8. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to any provision or arrangement whereby the registrant may indemnify a director, officer or controlling person of the registrant against liabilities arising under the Securities Act, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Signatures

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Golden, State of Colorado, on August 16, 2002

GOOD TIMES RESTAURANTS INC.

By:/s/ Boyd E. Hoback

Boyd E. Hoback, President and

Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby authorizes, constitutes and appoints Boyd E. Hoback his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her own name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments and other amendments thereto) to this Registration Statement on Form S-8 and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing as he or she could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Geoffrey R. Bailey	Chairman of the Board and Director	August 16, 2002
Geoffrey R. Bailey

/s/ Boyd E. Hoback	President and Chief Executive Officer	August 16, 2002
Boyd E. Hoback	(principal executive and financial
officer) and Director

/s/ Susan M. Knutson	Controller (principal accounting	August 16, 2002
Susan M. Knutson	officer)

/s/ Dan W. James II	Director	August 16, 2002
Dan W. James II

/s/ David E. Bailey	Director	August 16, 2002
David E. Bailey

/s/ Thomas P. McCarty	Director	August 16, 2002
Thomas P. McCarty

/s/Alan A. Teran	Director	August 16, 2002
Alan A. Teran

/s/ Richard J. Stark	Director	August 16, 2002
Richard J. Stark

INDEX TO EXHIBITS
Exhibit No.	Description

5.1	Opinion of Ballard Spahr Andrews & Ingersoll, LLP
23.1	Consent of Hein + Associates LLP, Independent Accountants
23.2	Consent of Ballard Spahr Andrews & Ingersoll, LLP (included in Exhibit 5.1)
24.1	Power of Attorney (included on signature page hereof)
99.1	2001 Stock Option Plan

EXHIBIT 5.1

[LETTERHEAD OF BALLARD SPAHR ANDREWS & INGERSOLL, LLP]

August 14, 2002

Good Times Restaurants Inc.

601 Corporate Circle

Golden, Colorado 80401

Re: Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as counsel to Good Times Restaurants Inc., a Nevada corporation (the "Company"), and are rendering this opinion in connection with the filing of a Registration Statement on Form S-8 (the "Registration Statement") by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to the registration by the Company of 150,000 shares of the Company's common stock, par value $.001 per share (the "Shares"), that may be issued from time to time upon the exercise of options ("Options") granted under the Company's 2001 Stock Option Plan (the "Plan").

In our capacity as counsel, we have examined, and relied upon the accuracy of factual matters contained therein, the Plan and originals and copies, certified or otherwise identified to our satisfaction, of such other agreements, documents, corporate records and instruments as we have deemed necessary for the purposes of the opinion expressed below. In giving this opinion, we are assuming the authenticity of all instruments presented to us as originals, the conformity with the originals of all instruments presented to us as copies and the genuineness of all signatures.

One or more of the lawyers in our firm are licensed to practice law in the State of Nevada. We are not generally engaged in the practice of law in the State of Nevada and have not obtained a separate opinion of counsel practicing law in the State of Nevada with respect to the opinion expressed below. However, we have examined Nevada General Corporation Law as presently in effect and have made such inquiries as we consider necessary to render the opinion.

Based upon the foregoing, we are of the opinion that the Shares, when issued upon the exercise of Options granted under the Plan and upon payment of the option exercise price in accordance with the terms of the Plan, will be validly issued, fully paid and nonassessable.

This opinion is limited to the matters expressly stated herein. No implied opinion may be inferred to extend this opinion beyond the matters expressly stated herein. We do not undertake to advise you of any changes in the opinion expressed herein resulting from changes in law, changes in facts or any other matters that might occur or be brought to our attention after the date hereof.

We hereby consent to the sole use of this opinion as an exhibit to the Registration Statement. This opinion is not to be used, circulated, quoted, referred to or relied upon by any other person or for any other purpose without our prior written consent.

Very truly yours,

/S/ BALLARD SPAHR ANDREWS & INGERSOLL, LLP

EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference of our report dated November 9, 2001, accompanying the consolidated financial statements of Good Times Restaurants Inc., also incorporated by reference in the Form S-8 Registration statement of Good Times Restaurants Inc. and to the use of our name and the statements with respect to us, as appearing under the heading "Exhibits" in the Registration Statement.

/s/ Hein + Associates LLP

Hein + Associates LLP

Denver, Colorado

August 15, 2002

EXHIBIT 99.1

GOOD TIMES RESTAURANTS INC.

2001 STOCK OPTION PLAN

1. Purpose.

(a) The purpose of this 2001 Stock Option Plan (the "Plan") of Good Times Restaurants Inc., a Nevada corporation, is to provide a means by which key Employees and Directors of and Consultants to the Company and its Affiliates may be given an opportunity to purchase Common Stock of the Company.

(b) The Company, by means of the Plan, seeks to retain the services of persons who are now Employees or Directors of or Consultants to the Company or its Affiliates, to secure and retain the services of new Employees, Directors and Consultants, and to provide incentives for such persons to exert maximum efforts for the success of the Company and its Affiliates.

(c) The Company intends that the Options issued under the Plan shall, in the discretion of the Board or any Committee to which responsibility for administration of the Plan has been delegated pursuant to subsection 3(c), be either Incentive Stock Options or Nonstatutory Stock Options. All Options shall be separately designated Incentive Stock Options or Nonstatutory Stock Options at the time of grant, and in such form as issued pursuant to Section 6 hereof, and a separate certificate or certificates will be issued for shares purchased upon exercise of each type of Option.

2. Definitions.

(a) "Affiliate" means any parent or subsidiary corporation, whether now or hereafter existing, as those terms are defined in Sections 424(e) and (f) respectively, of the Code.

(b) "Board" means the Board of Directors of the Company.

(c) "Code" means the Internal Revenue Code of 1986, as amended.

(d) "Committee" means a Committee appointed by the Board in accordance with subsection 3(c) of the Plan.

(e) "Common Stock" means the Company's common stock, par value $.001 per share.

(f) "Company" means Good Times Restaurants Inc., a Nevada corporation.

(g) "Consultant" means any person, including an advisor, engaged by the Company or an Affiliate to render consulting services and who is compensated for such services.

(h) "Continuous Status as an Employee, Director or Consultant" means the employment of the Employee or relationship as a Director or Consultant is not interrupted or terminated. The Board, in its sole discretion, may determine whether Continuous Status as an Employee, Director or Consultant shall be considered interrupted in the case of: (i) any leave of absence approved by the Board, including sick leave, military leave or any other personal leave; or (ii) transfers between locations of the Company or among the Company, Affiliates and their successors.

(i) "Director" means a member of the Board.

(j) "Employee" means any person, including Officers and Directors, employed by the Company or any Affiliate of the Company. Neither service as a Director nor payment of a director's fee by the Company shall be sufficient to constitute "employment" by the Company.

(k) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

(l) "Fair Market Value" means the value of the Common Stock of the Company as determined in good faith by the Board, provided that (i) if the principal market for the Common Stock is a national securities exchange or the Nasdaq Stock Market, the Fair Market Value shall be the mean between the lowest and highest reported sale prices of the Common Stock on the principal exchange or market on which the Common Stock is then listed or admitted to trading on the particular date as of which Fair Market Value is determined, and (ii) if the principal market of the Common Stock is not a national securities exchange or the Nasdaq Stock Market, the Fair Market Value shall be the mean between the highest bid and lowest asked prices for the Common Stock as reported on the OTC Bulletin Board or comparable service on the particular date as of which Fair Market Value is determined.

(m) "Incentive Stock Option" means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

(n) "Nonstatutory Stock Option" means an Option not intended to qualify as an Incentive Stock Option.

(o) "Officer" means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(p) "Option" means a stock option granted pursuant to the Plan.

(q) "Option Agreement" means a written agreement between the Company and an Optionee evidencing the terms and conditions of an individual Option grant. Each Option Agreement shall be subject to the terms and conditions of the Plan.

(r) "Optionee" means an Employee, Director or Consultant who holds an outstanding Option.

(s) "Plan" means this Stock Option Plan.

(t) "Rule 16a-12" means Rule 16a-12 under the Exchange Act or any successor to Rule 16a-12.

(u) "Securities Act" means the Securities Act of 1933, as amended.

3. Administration.

(a) The Plan shall be administered by the Board unless and until the Board delegates administration to a Committee, as provided in subsection 3(c).

(b) The Board shall have the power, subject to and within the limitations of the express provisions of the Plan:

(i) To determine from time to time which of the persons eligible under the Plan shall be granted Options; when and how each Option shall be granted; whether an Option will be an Incentive Stock Option or a Nonstatutory Stock Option; the provisions of each Option granted (which need not be identical), including the exercise price of such Option and time or times such Option may be exercised in whole or in part; and the number of shares for which an Option shall be granted to each such person.

(ii) To construe and interpret the Plan and Options granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board in the exercise of this power may correct any defect, omission or inconsistency in the Plan or in any Option Agreement, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

(iii) To amend the Plan or an Option as provided in Section 11.

(iv) Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company.

(c) The Board may delegate administration of the Plan to a Committee composed of not fewer than two members of the Board. If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board (and references in this Plan to the Board shall thereafter be to the Committee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan.

4. Shares Subject to the Plan.

(a) Subject to the provisions of Section 10 relating to adjustments upon changes in stock, the stock that may be sold pursuant to Options shall be Common Stock of the Company and shall not exceed in the aggregate 150,000 shares of Common Stock of the Company. If any Option shall for any reason expire or otherwise terminate, in whole or in part, without having been exercised in full, the Common Stock not purchased under such Option shall revert to and again become available for issuance under the Plan.

(b) The Common Stock subject to the Plan may be unissued shares or reacquired shares purchased on the market or otherwise.

5. Eligibility.

(a) Subject to the following provisions of this Section 5, all Employees and Directors of and Consultants to the Company and its Affiliates are eligible to participate in the Plan. Incentive Stock Options may be granted only to Employees. Nonstatutory Stock Options may be granted to Employees, Directors and Consultants.

(b) No person shall be eligible for the grant of an Incentive Stock Option if, at the time of grant, such person owns (or is deemed to own pursuant to Section 424(d) of the Code) stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company or of any of its Affiliates unless the exercise price of such Option is at least one hundred ten percent of the Fair Market Value of such stock at the date of grant and the Option is not exercisable after the expiration of five years from the date of grant.

6. Option Provisions. Each Option shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. The provisions of separate Options need not be identical, but each Option shall include (through incorporation of provisions hereof by reference in the Option or otherwise) the substance of each of the following provisions:

(a) Term. No Option shall be exercisable after the expiration of ten years from the date it was granted.

(b) Price. The exercise price of each Incentive Stock Option shall be not less than one hundred percent of the Fair Market Value of the Common Stock subject to the Option on the date the Option is granted. The exercise price of each Nonstatutory Stock Option shall be as determined in the discretion of the Board.

(c) Consideration. The purchase price of Common Stock acquired pursuant to an Option shall be paid, to the extent permitted by applicable statutes and regulations, either (i) in cash at the time the Option is exercised, or (ii) at the discretion of the Board or the Committee, at the time of either the grant or the exercise of the Option, (A) by delivery to the Company of other Common Stock of the Company, (B) according to a deferred payment or other arrangement (which may include, without limiting the generality of the foregoing, the use of other Common Stock of the Company) with the person to whom the Option is granted or to whom the Option is transferred pursuant to subsection 6(d), or (C) in any other form of legal consideration that may be acceptable to the Board. In the case of any deferred payment arrangement, interest shall be payable at least annually and shall be charged at the minimum rate of interest necessary to avoid the treatment as interest under any applicable provisions of the Code of any amounts other than amounts stated to be interest under the deferred payment arrangement.

(d) Transferability. An Incentive Stock Option shall not be transferable except by will or by the laws of descent and distribution, and shall be exercisable during the lifetime of the person to whom the Incentive Stock Option is granted only by such person. A Nonstatutory Stock Option shall not be transferable except by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order satisfying the requirements of Rule 16a-12 (a "QDRO"), and shall be exercisable during the lifetime of the person to whom the Option is granted only by such person or any transferee pursuant to a QDRO. The person to whom the Option is granted may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Optionee, shall thereafter be entitled to exercise the Option.

(e) Vesting. The total number of shares of Common Stock subject to an Option may, but need not, be allotted in periodic installments (which may, but need not, be equal). The Option Agreement may provide that from time to time during each of such installment periods the Option may become exercisable ("vest") with respect to some or all of the shares allotted to that period, and may be exercised with respect to some or all of the shares allotted to such period and/or any prior period as to which the Option became vested but was not fully exercised. The Option may be subject to such other terms and conditions on the time or times when it may be exercised (which may be based on performance or other criteria) as the Board may deem appropriate. The provisions of this subsection 6(e) are subject to any Option provisions governing the minimum number of shares as to which an Option may be exercised.

(f) Securities Law Compliance. The Company may require any Optionee, or any person to whom an Option is transferred under subsection 6(d), as a condition of exercising any such Option, (1) to give written assurances satisfactory to the Company as to the Optionee's knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters, and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Option; and (2) to give written assurances satisfactory to the Company stating that such person is acquiring the Common Stock subject to the Option for such person's own account and not with any present intention of selling or otherwise distributing the Common Stock. The foregoing requirements, and any assurances given pursuant to such requirements, shall be inoperative if (i) the issuance of the shares upon the exercise of the Option has been registered under a then currently effective registration statement under the Securities Act, or (ii) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may, upon advice of counsel to the Company, place legends on Common Stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the Common Stock.

(g) Termination of Employment or Relationship as a Director or Consultant. In the event an Optionee's Continuous Status as an Employee, Director or Consultant terminates (other than upon the Optionee's death or disability), the Optionee may exercise his or her Option (to the extent that the Optionee was entitled to exercise it at the date of termination) but only within such period of time ending on the earlier of (i) the date three months after the termination of the Optionee's Continuous Status as an Employee, Director or Consultant, or such longer or shorter period specified in the Option Agreement, or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, after termination, the Optionee does not exercise his or her Option within the time specified in the Option Agreement, the Option shall terminate, and the Common Stock covered by such Option shall revert to and again become available for issuance under the Plan.

(h) Disability of Optionee. In the event an Optionee's Continuous Status as an Employee, Director or Consultant terminates as a result of the Optionee's disability, which the Board may define, the Optionee may exercise his or her Option (to the extent that the Optionee was entitled to exercise it at the date of termination), but only within such period of time ending on the earlier of (i) the date twelve months following such termination (or such longer or shorter period specified in the Option Agreement), or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, at the date of termination, the Optionee is not entitled to exercise his or her entire Option, the Common Stock covered by the unexercisable portion of the Option shall revert to and again become available for issuance under the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified herein, the Option shall terminate, and the Common Stock covered by such Option shall revert to and again become available for issuance under the Plan.

(i) Death of Optionee. In the event of the death of an Optionee during, or within a period specified in the Option Agreement after the termination of, the Optionee's Continuous Status as an Employee, Director or Consultant, the Option may be exercised (to the extent the Optionee was entitled to exercise the Option at the date of death) by the Optionee's estate, by a person who acquired the right to exercise the Option by bequest or inheritance or by a person designated to exercise the option upon the Optionee's death pursuant to subsection 6(d), but only within the period ending on the earlier of (i) the date eighteen months following the date of death (or such longer or shorter period specified in the Option Agreement), or (ii) the expiration of the term of such Option as set forth in the Option Agreement. If, at the time of death, the Optionee was not entitled to exercise his or her entire Option, the Common Stock covered by the unexercisable portion of the Option shall revert to and again become available for issuance under the Plan.

If, after death, the Option is not exercised within the time specified herein, the Option shall terminate, and the Common Stock covered by such Option shall revert to and again become available for issuance under the Plan.

(j) Early Exercise. The Option may, but need not, include a provision whereby the Optionee may elect at any time while an Employee, Director or Consultant to exercise the Option as to any part or all of the Common Stock subject to the Option prior to the full vesting of the Option. Any unvested Common Stock so purchased may be subject to a repurchase right in favor of the Company or to any other restriction the Board determines to be appropriate.

(k) Withholding. To the extent provided by the terms of an Option Agreement, the Optionee may satisfy any federal, state or local tax withholding obligation relating to the exercise of such Option by any of the following means or by a combination of such means: (1) tendering a cash payment; (2) authorizing the Company to withhold shares from the shares of the Common Stock of the Company otherwise issuable to the participant as a result of the exercise of the Option; or (3) delivering to the Company owned and unencumbered shares of the Common Stock of the Company.

7. Covenants of the Company.

(a) During the terms of the Options, the Company shall keep reserved and available at all times the number of shares of Common Stock which may be purchased pursuant to the exercise of such Options.

(b) The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to issue and sell shares of Common Stock upon exercise of the Options; provided however, that this undertaking shall not require the Company to register under the Securities Act either the Plan, any Option or any Common Stock issued or issuable pursuant to any such Option. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of Common Stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell Common Stock upon exercise of such Options unless and until such authority is obtained.

8. Use of Proceeds from Sale of Stock. Proceeds from the sale of Common Stock pursuant to the exercise of Options shall constitute general funds of the Company.

9. Miscellaneous.

(a) The Board shall have the power to accelerate the time at which an Option may first be exercised or the time during which an Option or any part thereof will vest pursuant to subsection 6(e), notwithstanding the provisions in the Option stating the time at which it may first be exercised or the time during which it will vest.

(b) Neither an Optionee nor any person to whom an Option is transferred under subsection 6(d) shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to such Option unless and until such person has satisfied all requirements for exercise of the Option pursuant to its terms.

(c) Nothing in the Plan or any instrument executed or Option granted pursuant thereto shall confer upon any Employee, Director, Consultant or Optionee any right to continue in the employ of the Company or any Affiliate (or to continue acting as a Director or Consultant) or shall affect the right of the Company or any Affiliate to terminate the employment or relationship as a Director or Consultant of any Employee, Director, Consultant or Optionee with or without cause.

(d) To the extent that the aggregate Fair Market Value (determined at the time of grant) of stock with respect to which Incentive Stock Options are exercisable for the first time by any Optionee during any calendar year under all plans of the Company and its Affiliates exceeds $100,000, the Options or portions thereof which exceed such limit (according to the order in which they were granted) shall be treated as Nonstatutory Stock Options.

10. Adjustments Upon Changes in Stock.

(a) If any change is made in the Common Stock subject to the Plan, or subject to any Option (through merger, consolidation, reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split, reverse stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or otherwise), the Plan will be automatically adjusted as appropriate in the class(es) and maximum number of Common Stock shares subject to the Plan pursuant to subsection 4(a) and the outstanding Options will be automatically adjusted as appropriate in the class(es) and number of shares and price per share of Common Stock subject to such outstanding Options.

(b) In the event of: (1) a sale of substantially all of the assets of the Company; (2) a merger or consolidation in which the Company is not the surviving corporation; (3) a reverse merger in which the Company is the surviving corporation but the shares of the Company's Common Stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise, or (4) any other capital reorganization in which the Company's shareholders receive less than fifty percent of the outstanding voting shares of the new or surviving corporation, then the time during which such Options may be exercised shall be accelerated to permit the Optionee to exercise all such Options in full prior to such event, and the Options shall terminate if not exercised prior to such event. In the event that any such accelerated option vesting received or to be received by an Optionee pursuant to this subsection 10(b) (the "Benefit") would (i) constitute a "parachute payment" within the meaning of Section 280G of the Code and (ii) but for this subsection 10(b), be subject to the excise tax imposed by Section 4999 of the Code (the "Excise Tax"), then such Benefit shall be reduced to the extent necessary so that no portion of the Benefit will be subject to the Excise Tax, as determined in good faith by the Company; provided, however, that if, in the absence of any such reduction (or after such reduction), the Optionee believes that the Benefit or any portion thereof (as reduced, if applicable) would be subject to the Excise Tax, the Benefit shall be reduced (or further reduced) to the extent determined by the Optionee in his or her discretion so that the Excise Tax would not apply. If, notwithstanding any such reduction (or in the absence of such reduction), the Internal Revenue Service ("IRS") determines that the Optionee is liable for the Excise Tax as a result of the Benefit, then the Optionee shall be obligated to return to the Company, within thirty days of such determination by the IRS, a portion of the Benefit sufficient such that none of the Benefit retained by the Optionee constitutes a "parachute payment" within the meaning of Section 280G of the Code that is subject to the Excise Tax.

11. Amendment of the Plan and Options.

(a) The Board at any time, and from time to time, may amend the Plan. However, except as provided in Section 10 relating to adjustments upon changes in stock, no amendment shall be effective unless approved by the stockholders of the Company within twelve months before or after the adoption of the amendment, where the amendment will:

(i) Increase the number of shares of Common Stock reserved for Options under the Plan;

(ii) Modify the requirements as to eligibility for participation in the Plan (to the extent such modification requires stockholder approval in order for the Plan to satisfy the requirements of Section 422 of the Code); or

(iii) Modify the Plan in any other way if such modification requires stockholder approval in order for the Plan to satisfy the requirements of Section 422 of the Code or to comply with any other regulatory requirements.

(b) The Board may in its sole discretion submit any other amendment to the Plan for stockholder approval, including, but not limited to, amendments to the Plan intended to satisfy the requirements of Section 162(m) of the Code and the regulations promulgated thereunder regarding the exclusion of performance-based compensation from the limit on corporate deductibility of compensation paid to certain executive officers.

(c) It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide Optionees with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to Incentive Stock Options and/or to bring the Plan and/or Incentive Stock Options granted under it into compliance therewith.

(d) Rights and obligations under any Option granted before amendment of the Plan shall not be altered or impaired by any amendment of the Plan unless (i) the Company requests the consent of the person to whom the Option was granted and (ii) such person consents in writing.

(e) The Board at any time, and from time to time, may amend the terms of any one or more Options; provided however, that the rights and obligations under any Option shall not be altered or impaired by any such amendment unless (i) the Company requests the consent of the person to whom the Option was granted and (ii) such person consents in writing.

12. Termination or Suspension of the Plan.

(a) The Board may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate on the ten year anniversary of the date the Plan is adopted by the Board or approved by the stockholders of the Company, whichever is earlier. No Options may be granted under the Plan while the Plan is suspended or after it is terminated.

(b) Rights and obligations under any Option granted while the Plan is in effect shall not be altered or impaired by suspension or termination of the Plan, except with the consent of the person to whom the Option was granted.

13. Effective Date of Plan. The Plan shall become effective as determined by the Board, but no Options granted under the Plan shall be exercised unless and until the Plan has been approved by the stockholders of the Company, which approval shall be within twelve months before or after the date the Plan is adopted by the Board.